CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Asset Allocation Trust

We consent to the use of our report dated November 25, 2013, with respect to the financial statements of Wells Fargo Advantage Asset Allocation Trust as of September 30, 2013, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

January 23, 2014